QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 22, 2002, except for Note 16, which is as of July 10, 2002, relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of Medtronic, Inc., which is incorporated by reference in Medtronic, Inc.'s Annual Report on Form 10-K for the year ended April 26, 2002. We also consent to the incorporation by reference of our report dated May 22, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PRICEWATERHOUSE COOPERS LLP PricewaterhouseCoopers LLP
Minneapolis, Minnesota October 18, 2002

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS